UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

1347 Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware	46-5399422
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Pierce Road, 6th Floor
Itasca, IL	60143
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Units, each consisting of one share of Common Stock, one Right and one Warrant	The NASDAQ Stock Market LLC

Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Rights, exchangeable into one-tenth of one share of Common Stock	The NASDAQ Stock Market LLC

Warrants, exercisable for one-half of one share of Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-195695

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered

 The securities to be registered hereby are the units, common stock, rights and warrants of 1347 Capital Corp. (the “Registrant”). The description of the units, common stock, rights and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on May 5, 2014 (File No. 333-195695), as amended from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. In addition, any description of such securities contained in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits

Exhibit
No.	Description

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-195695), filed with the Securities and Exchange Commission on June 30, 2014).

3.3

Bylaws (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-195695), filed with the Securities and Exchange Commission on June 30, 2014).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-195695), filed with the Securities and Exchange Commission on June 30, 2014).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-195695), filed with the Securities and Exchange Commission on June 30, 2014).

4.3	Specimen Right Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-195695), filed with the Securities and Exchange Commission on June 30, 2014).

4.4	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-195695), filed with the Securities and Exchange Commission on June 30, 2014).

4.5	Form of Warrant Agreement by and between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.5 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-195695), filed with the Securities and Exchange Commission on June 30, 2014).

4.6	Form of Unit Purchase Option (incorporated by reference to Exhibit 4.6 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-195695), filed with the Securities and Exchange Commission on June 30, 2014).

4.7	Form of Rights Agreement by and between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.7 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-195695), filed with the Securities and Exchange Commission on June 30, 2014).

10.3

Form of Investment Management Trust Agreement by and between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-195695), filed with the Securities and Exchange Commission on June 30, 2014).

10.4	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and 1347 Investors LLC (incorporated by reference to Exhibit 10.4 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-195695), filed with the Securities and Exchange Commission on June 30, 2014).

10.5

Form of Registration Rights Agreement by and between the Registrant and 1347 Investors LLC (incorporated by reference to Exhibit 10.5 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-195695), filed with the Securities and Exchange Commission on June 30, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 14, 2014

1347 CAPITAL CORP.

By:	/s/ Gordon G. Pratt
Name: Gordon G. Pratt
Title: President, Chief Executive Officer and Director

[Signature Page to Form 8-A]